UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: (Date of earliest event reported): August 15, 2007
METRO ONE TELECOMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-27024	93-0995165
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
11220 Murray Scholls Place Beaverton, Oregon 97007
(Address of principal executive offices)
(503) 643-9500
(Registrant’s telephone number, including area code)
Not applicable (Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.    Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information stated below in Item 3.02 is incorporated into this Item 2.03 by reference.

Item 3.02.    Unregistered Sale of Equity Securities.

As previously reported, Metro One Telecommunications, Inc. (the “Company”) and Columbia Ventures Corporation and Everest Special Situations Fund L.P. (together, the “Investors”) entered into a Securities Purchase Agreement dated June 5, 2007 (the “Purchase Agreement”).  Pursuant to the Purchase Agreement, at an initial closing held on June 5, 2007, the Company issued to the Investors (i) 220 shares of its newly authorized Series A Convertible Preferred Stock, no par value (the “Preferred Stock”), at a price of $10,000 per share, (ii) Stock Purchase Warrants to purchase an additional 77 shares of the Preferred Stock and exercisable at a price of $10,000 per share only after approval by the Company’s shareholders (the “Warrants”), and (iii) Senior Secured Convertible Revolver Bridge Notes having a maximum principal amount of $7.8 million (the “Notes”).  The Company received $2.2 million in gross proceeds at the initial closing.  The Preferred Stock is convertible into shares of the Company’s Common Stock at an initial conversion price of $1.78 per share.  When issued at the initial closing, the Notes were convertible into shares of Preferred Stock subject to approval of the Company’s shareholders and certain other conditions.

At the annual meeting of shareholders held August 14, 2007, the holders of the Company’s Common Stock approved, among other things, the issuance of additional shares in the financing, permitting the second closing to take place.  At a second closing held on August 15, 2007, the maximum principal amount of $7.8 million was drawn down by the Company under the Notes, and the Notes were immediately converted into 780 shares of Preferred Stock.  No amounts had been drawn by the Company under the Notes prior to the second closing.  In addition, the Company issued Warrants to the Investors for the purchase of an additional 273 shares of the Preferred Stock at an exercise price of $10,000 per share.  The Company received $7.8 million in gross proceeds at the second closing.

The number of shares of Preferred Stock that can be purchased on exercise of the Warrants represents 35% of the number of shares of Preferred Stock issued in the financing.  The Warrants are currently exercisable over a period of two years at an initial all cash exercise price of $10,000 per share.  If all of the Preferred Stock issued to the Investors is converted into shares of Common Stock, the Warrants will be exchanged for warrants to purchase Common Stock.

At the initial conversion price, the 1,000 shares of Preferred Stock currently outstanding are convertible into an aggregate of 5,617,977 shares of the Company’s Common Stock and, if the Warrants are exercised in full, the Company will receive an additional $3.5 million and the 350 shares of Preferred Stock purchased on exercise of the Warrants will be convertible into an aggregate of 1,966,292 shares of Common Stock at the initial conversion price.

The Preferred Stock and Warrants issued at the second closing were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder, as a transaction to accredited investors not involving a public offering.

The descriptions of the terms and conditions of the Preferred Stock, the Notes, the Warrants, and the Purchase Agreement set forth herein do not purport to be complete and are qualified in their entirety by:  (i) the full text of the Articles of Amendment to the Third Restated Articles of Incorporation of the Company, which designates the rights, preferences and privileges of the Preferred Stock, (ii) the form of Series A Convertible Preferred Stock Certificate, (iii) the form of Warrant, (iv) the form of Note, (v) the Purchase Agreement, and (vi) the Registration Rights Agreement, all of which have been previously filed and are incorporated herein by reference.

Item 3.03.    Material Modification to Rights of Security Holders.

The information stated above in Item 3.02 is incorporated into this Item 3.03 by reference.

Item 5.01.    Changes in Control of Registrant.

The information stated above in Item 3.02 is incorporated into this Item 5.01 by reference.

Completion of the transactions contemplated by the Purchase Agreement has resulted in the issuance of 1,000 shares of Preferred Stock and Warrants to purchase 350 shares of Preferred Stock, of which 800 shares of Preferred Stock and Warrants to purchase 280 shares of Preferred Stock were issued to Columbia Ventures Corporation (“Columbia”) and 200 shares of Preferred Stock and Warrants to purchase 70 shares of Preferred Stock were issued to Everest Special Situations Fund L.P.  At the initial conversion price, the outstanding shares of Preferred Stock are convertible into an aggregate of 5,617,977 shares of Common Stock and, if the Warrants are exercised in full, the Preferred Stock purchased on exercise will be convertible into 1,966,292 shares of the Company’s Common Stock at the initial conversion price.  Based on current public filings as to the number of shares of the Common Stock owned by the Investors prior to the financing, the Investors will be deemed to beneficially own approximately 8,859,159 shares or 64.1% of the Common Stock.  Based on current public filings, Columbia held 772,500 shares of Common Stock prior to the financing.  Accordingly, Columbia will, and Kenneth D. Peterson, Jr. as the sole shareholder and chief executive officer of Columbia may, be deemed to beneficially own approximately 6,839,915 shares or 49.5% of the Common Stock.  The foregoing computations of beneficial ownership assume full exercise of the Warrants and full conversion of the Preferred Stock (including conversion of the shares issuable on exercise of the Warrants) held by both of the Investors, and no other issuance of shares of Common Stock.  If it is assumed that only the Preferred Stock held by Columbia is converted and only the Warrants held by Columbia are exercised (and the shares issuable on exercise of those Warrants are converted), Columbia will, and Kenneth D. Peterson, Jr. as the sole shareholder and chief executive officer of Columbia may, be deemed to beneficially own approximately 55.6% of the Common Stock.

The holders of the Preferred Stock are entitled to vote on all matters on which the holders of the Common Stock have the right to vote, and will vote together with the holders of the Common Stock as a single voting class.  Each holder of Preferred Stock (including holders of any Preferred Stock issued on exercise of the Warrants) is entitled to the number of votes per share equal to the quotient obtained by dividing (A) the conversion price of the Preferred Stock then in effect (currently $1.78 per share) by (B) $2.08 for each share of Common Stock into which such shares of Preferred Stock could be converted.  In addition, approval of the holders of the Preferred Stock, voting as separate class, is required for the Company to undertake certain actions.

The holders of the Preferred Stock, voting as a separate class, will, so long as at least 203 shares of Preferred Stock are outstanding, have the right to elect two directors to the Company’s Board of Directors and will, so long as at least 540 shares of Preferred Stock are outstanding, have the right to elect a majority of the directors to the Company’s Board of Directors.  At the annual meeting of shareholders on August 14, 2007, Kenneth D. Peterson, Jr. and Jonathan A. Ater as designees of the holders of Preferred Stock were elected to the Board of Directors by those holders for a new term.  Because 1,000 shares of Preferred Stock are currently outstanding, the holders of the Preferred Stock, voting as a separate class, have the right to elect a majority of the directors to the Company’s Board of Directors.  At a meeting of the Board of Directors following the annual meeting, Mr. Peterson was reelected Chairman of the Board of the Company.

To the Company’s knowledge, each of the Investors has used funds invested in it or in its affiliates to finance the transactions under the Purchase Agreement.

Item 7.01.    Regulation FD Disclosure.

The information and exhibits provided pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or incorporated by reference into those filings of the Company that provide for the incorporation of all reports and documents filed by the Company under the Exchange Act. The information furnished pursuant to this Item 7.01 shall instead be deemed “furnished.”

On August 16, 2007, the Company issued a press release announcing the completion of the second phase of its private placement.  A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report on Form 8-K:

3.1	Articles of Amendment to the Third Restated Articles of Incorporation of the Company (1)
4.1	Form of Series A Convertible Preferred Stock Certificate (1)
4.2	Form of Stock Purchase Warrant (1)
4.3	Form of Senior Secured Convertible Revolver Bridge Note (1)
10.1	Securities Purchase Agreement, dated June 5, 2007, by and between the Company and the investors signatory thereto (1)
10.2	Registration Rights Agreement, dated June 5, 2007, by and between the Company and the investors signatory thereto (1)
99.1	Press Release dated August 16, 2007

______________________________________

(1)  Incorporated by reference to the Company’s Current Report on Form 8-K (File No. 000-27024), dated June 5, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRO ONE TELECOMMUNICATIONS, INC.

Date: August 17, 2007	By:	/s/ Gary Henry
Gary Henry, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company (1)
4.1	Form of Series A Convertible Preferred Stock Certificate (1)
4.2	Form of Stock Purchase Warrant (1)
4.3	Form of Senior Secured Convertible Revolver Bridge Note (1)
10.1	Securities Purchase Agreement, dated June 5, 2007, by and between the Company and the investors signatory thereto (1)
10.2	Registration Rights Agreement, dated June 5, 2007, by and between the Company and the investors signatory thereto (1)
99.1	Press Release dated August 16, 2007

______________________________________

(1)  Incorporated by reference to the Company’s Current Report on Form 8-K (File No. 000-27024), dated June 5, 2007.